                                                                    Exhibit 99.1

                             Joint Filer Information

Form 4

Designated Filer:                  Silver Lake Sumeru Fund, L.P.

Other Joint Filers:                Silver Lake Technology Investors Sumeru,
                                   L.P.,

                                   Silver Lake Technology Associates Sumeru,
                                   L.P., and SLTA Sumeru (GP), L.L.C.

Addresses:                         The principal business address of each of the
                                   joint filers listed above is 2775 Sand  Hill
                                   Road, Suite 100, Menlo Park, CA 94025.

Date of Event Requiring Statement: June 12, 2013

Issuer Name and Ticker or Trading Symbol:   Power-One, Inc. [PWER]

Signatures:

SILVER LAKE TECHNOLOGY INVESTORS
SUMERU, L.P.

By: Silver Lake Technology Associates Sumeru, L.P.,
    its general partner

By: SLTA Sumeru (GP), L.L.C.,
    its general partner

By: /s/ Kyle T. Ryland
    -----------------------------------------------
      Name: Kyle T. Ryland
      Title: Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES
SUMERU, L.P.

By: SLTA Sumeru (GP), L.L.C.,
    its general partner

By: /s/ Kyle T. Ryland
    -----------------------------------------------
    Name: Kyle T. Ryland
    Title: Managing Director

SLTA SUMERU (GP), L.L.C.

By: /s/ Kyle T. Ryland
    -----------------------------------------------
    Name: Kyle T. Ryland
    Title: Managing Director

Date: June 13, 2013